Exhibit 99.1

For immediate release

Veeva Announces Fourth Quarter and Fiscal Year 2019 Results

Fiscal Year 2019 Total Revenues of $862.2M, up 25% Year-over-year;

Q4 Total Revenues of $232.3M, up 25% Year-over-year

Fiscal Year 2019 Subscription Services Revenues of $694.5M, up 24% Year-over-year;

Q4 Subscription Services Revenues of $190.7M, up 25% Year-over-year

PLEASANTON, CA — February 26, 2019 — Veeva Systems Inc. (NYSE: VEEV), a leading provider of industry cloud solutions for the global life sciences industry, today announced results for its fiscal fourth quarter and full year ended January 31, 2019. All results, including prior periods, and guidance reflect the new revenue recognition standard ASC 606.

“It was a great finish to another remarkable year,” said CEO Peter Gassner. “Our focus on innovation, customer success, and consistent execution sets the stage for strong organic growth for Veeva over the long-term.”

Fiscal 2019 Fourth Quarter Results:

•

Revenues: Total revenues for the fourth quarter were $232.3 million, up from $186.0 million one year ago, an increase of 25% year-over-year. Subscription services revenues for the fourth quarter were $190.7 million, up from $152.0 million one year ago, an increase of 25% year-over-year.

•

Operating Income and Non-GAAP Operating Income(1): Fourth quarter operating income was $63.0 million, compared to $38.5 million one year ago, an increase of 64% year-over-year. Non-GAAP operating income for the fourth quarter was $84.3 million, compared to $55.2 million one year ago, an increase of 53% year-over-year.

•

Net Income and Non-GAAP Net Income(1): Fourth quarter net income was $71.2 million, compared to $40.7 million one year ago, an increase of 75% year-over-year. Non-GAAP net income for the fourth quarter was $71.1 million, compared to $37.8 million one year ago, an increase of 88% year-over-year.

•

Net Income per Share and Non-GAAP Net Income per Share(1): For the fourth quarter, fully diluted net income per share was $0.45, compared to $0.26 one year ago, while non-GAAP fully diluted net income per share was $0.45, compared to $0.24 one year ago.

Fiscal Year 2019 Results:

•

Revenues: Total revenues for the fiscal year ended January 31, 2019 were $862.2 million, up from $690.6 million one year ago, an increase of 25% year-over-year. Subscription services revenues were $694.5 million, up from $559.4 million one year ago, an increase of 24% year-over-year.

•

Operating Income and Non-GAAP Operating Income(1): Fiscal year 2019 operating income was $222.9 million, compared to $157.9 million one year ago, an increase of 41% year-over-year. Non-GAAP operating income for fiscal year 2019 was $305.9 million, compared to $219.2 million one year ago, an increase of 40% year-over-year.

® 2019 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.

•

Net Income and Non-GAAP Net Income(1): Fiscal year 2019 net income was $229.8 million, compared to $151.2 million one year ago, an increase of 52% year-over-year. Non-GAAP net income for fiscal year 2019 was $254.1 million, compared to $147.6 million one year ago, an increase of 72% year-over-year.

•

Net Income per Share and Non-GAAP Net Income per Share(1): For fiscal year 2019, fully diluted net income per share was $1.47, compared to $0.98 one year ago, while non-GAAP fully diluted net income per share was $1.63, compared to $0.96 one year ago.

“We had an outstanding quarter with strong top and bottom line results that exceeded our guidance,” said CFO Tim Cabral. “Veeva Commercial Cloud had one of its best quarters ever and Veeva Vault set a new bookings record. This outperformance fuels our outlook for strong growth and profitability in the coming year.”

Recent Highlights:

•

Growing Customer Base and Continued Customer Success — Subscription revenue retention was 122% for the year as customers deepened their relationship with Veeva(2). Annual customer count grew to 715, up from 625. This included 332 Veeva Commercial Cloud customers, up from 311, and 572 Veeva Vault customers, up from 449 a year ago(3).

•

Key Wins Close Out a Record Year for Veeva Vault Clinical — Veeva Vault eTMF had a record year and momentum continued across all segments. Since Q3, two top 20 pharmas and a top seven CRO have selected Vault eTMF as their enterprise standard. Veeva Vault CTMS ended the quarter with 34 customers, doubling year over year.

•

Increasing Market Share in Veeva Commercial Cloud — Share increased with more enterprise expansions and SMB wins in Q4. This included a Veeva CRM win in Europe at a top 50 pharma, making Veeva its global standard. In addition, two top 10 pharmas are expanding with Veeva CRM Engage Meeting into major regions. Veeva also added 15 new SMB CRM customers in the quarter for a total of 46 in the year.

Financial Outlook:

Veeva is providing guidance for its fiscal first quarter ending April 30, 2019 as follows:

•	Total revenues between $238 and $239 million.
•	Non-GAAP operating income between $85 and $86 million(4).
•	Non-GAAP fully diluted net income per share between $0.44 and $0.45(4).

Veeva is providing guidance for its fiscal year ending January 31, 2020 as follows:

•	Total revenues between $1,025 and $1,030 million.
•	Non-GAAP operating income between $365 and $370 million(4).
•	Non-GAAP fully diluted net income per share between $1.91 and $1.94(4).

® 2019 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	2

Conference Call Information:

What:	Veeva’s Fiscal 2019 Fourth Quarter and Full Year Results Conference Call

When:	Tuesday, February 26, 2019

Time:	1:30 p.m. PT (4:30 p.m. ET)

Live Call:	1-833-235-5654, domestic

1-647-689-4160, international

Conference ID 107 3019

Webcast:	ir.veeva.com

__________

(1) This press release uses non-GAAP financial metrics that are adjusted for the impact of various GAAP items.  See the section titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” below for details.

(2) We calculate our annual subscription services revenue retention rate for a particular fiscal year by dividing (i) annualized subscription revenue as of the last day of that fiscal year from those customers that were also customers as of the last day of the prior fiscal year by (ii) the annualized subscription revenue from all customers as of the last day of the prior fiscal year. Annualized subscription revenue is calculated by taking the committed annual revenue as of the last day of the fiscal quarter. This calculation includes the impact on our revenues from customer non-renewals, deployments of additional users or decreases in users, deployments of additional solutions or discontinued use of solutions by our customers, and price changes for our solutions.

(3) The combined customer counts for Veeva Commercial Cloud and Veeva Vault exceed the total customer count in each year because some customers subscribe to products in both areas. Veeva Commercial Cloud customers are those customers that have at least one of the following products: Veeva CRM, Veeva CLM, Veeva CRM Approved Email, Veeva CRM Engage, Veeva Align, Veeva CRM Events Management, Veeva OpenData, Veeva Oncology Link, Veeva Network Customer Master or Veeva Network Product Master. Veeva Vault customers are those customers that have at least one Vault product.

(4) Veeva is not able, at this time, to provide GAAP targets for operating income and fully diluted net income per share for the first fiscal quarter ending April 30, 2019 or fiscal year ending January 31, 2020 because of the difficulty of estimating certain items excluded from non-GAAP operating income and non-GAAP fully diluted net income per share that cannot be reasonably predicted, such as charges related to stock-based compensation expense, capitalization of internal-use software development expenses and the subsequent amortization of the capitalized expenses. The effect of these excluded items may be significant.

® 2019 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	3

About Veeva Systems

Veeva Systems Inc. is a leader in cloud-based software for the global life sciences industry. Committed to innovation, product excellence, and customer success, Veeva has more than 700 customers, ranging from the world’s largest pharmaceutical companies to emerging biotechs. Veeva is headquartered in the San Francisco Bay Area, with offices throughout North America, Europe, Asia, and Latin America. For more information, visit veeva.com.

Forward-looking Statements

This release contains forward-looking statements, including the quotations from management, the statements in “Financial Outlook,” and other statements regarding Veeva’s future performance, market growth, the benefits from the use of Veeva’s solutions, our strategies, and general business conditions. Any forward-looking statements contained in this press release are based upon Veeva’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Veeva’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Veeva disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including (i) breaches in our security measures or unauthorized access to our customers’ data; (ii) our expectation that the future growth rate of our revenues will decline; (iii) fluctuation of our results, which may make period-to-period comparisons less meaningful; (iv) competitive factors, including but not limited to pricing pressures, consolidation among our competitors, entry of new competitors, the launch of new products and marketing initiatives by our existing competitors, and difficulty securing rights to access, host or integrate with complementary third party products or data used by our customers; (v) the rate of adoption of our newer solutions and the results of our efforts to sustain or expand the use and adoption of our more established applications, like Veeva CRM; (vi) loss of one or more customers, particularly any of our large customers; (vii) system unavailability, system performance problems, or loss of data due to disruptions or other problems with our computing infrastructure; (viii) failure to sustain the level of profitability we have achieved in the past as our costs increase; (ix) adverse changes in economic, regulatory, or market conditions, particularly in the life sciences industry, including as a result of customer mergers; (x) our ability to attract and retain highly skilled employees and manage our growth effectively; (xi) a decline in new subscriptions that may not be immediately reflected in our operating results due to the ratable recognition of our subscription revenue; and (xii) pending, threatened, or future legal proceedings and related expenses.

Additional risks and uncertainties that could affect Veeva’s financial results are included under the captions, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s filing on Form 10-Q for the period ended October 31, 2018. This is available on the company’s website at veeva.com under the Investors section and on the SEC’s website at sec.gov. Further information on potential risks that could affect actual results will be included in other filings Veeva makes with the SEC from time to time.

###

Investor Relations Contact:

Rick Lund
Veeva Systems Inc.
925-271-9816
ir@veeva.com

Media Contact:

Roger Villareal
Veeva Systems Inc.
925-264-8885
pr@veeva.com

® 2019 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	4

VEEVA SYSTEMS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	January 31,	January 31,
	2019	2018
		*As adjusted
Assets
Current assets:
Cash and cash equivalents	$550,971	$320,183
Short-term investments	539,190	441,779
Accounts receivable, net	303,465	224,668
Unbilled accounts receivable	18,122	13,348
Prepaid expenses and other current assets	21,666	12,443
Total current assets	1,433,414	1,012,421
Property and equipment, net	54,966	52,284
Deferred costs, net	30,869	30,306
Goodwill	95,804	95,804
Intangible assets, net	24,521	31,490
Deferred income taxes, noncurrent	5,938	2,222
Other long-term assets	8,254	5,806
Total assets	$1,653,766	$1,230,333

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,110	$6,944
Accrued compensation and benefits	15,324	17,054
Accrued expenses and other current liabilities	16,145	13,152
Income tax payable	4,086	2,080
Deferred revenue	356,357	266,939
Total current liabilities	401,022	306,169
Deferred income taxes, noncurrent	6,095	10,949
Other long-term liabilities	8,900	6,977
Total liabilities	416,017	324,095
Stockholders’ equity:
Class A common stock	1	1
Class B common stock	—	—
Additional paid-in capital	617,623	515,272
Accumulated other comprehensive income	928	1,600
Retained earnings	619,197	389,365
Total stockholders’ equity	1,237,749	906,238
Total liabilities and stockholders’ equity	$1,653,766	$1,230,333

* Prior-period information has been restated for the adoption of ASU 2014-09, “Revenue from Contracts with Customers” (Topic 606), and ASU 2018-02, “Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income,” both of which were adopted on February 1, 2018.

® 2019 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	5

VEEVA SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands, except per share data)

(Unaudited)

	Three months ended January 31,		Fiscal year ended January 31,
	2019	2018	2019	2018
		*As adjusted		*As adjusted
Revenues:
Subscription services	$190,658	$151,951	$694,467	$559,434
Professional services and other	41,665	34,033	167,743	131,125
Total revenues	232,323	185,984	862,210	690,559
Cost of revenues(5):
Cost of subscription services	29,615	29,769	117,009	110,465
Cost of professional services and other	34,911	29,142	128,272	100,957
Total cost of revenues	64,526	58,911	245,281	211,422
Gross profit	167,797	127,073	616,929	479,137
Operating expenses(5):
Research and development	42,759	36,993	158,783	132,017
Sales and marketing	38,561	34,678	148,867	128,781
General and administrative	23,479	16,898	86,413	60,410
Total operating expenses	104,799	88,569	394,063	321,208
Operating income	62,998	38,504	222,866	157,929
Other income, net	5,690	3,034	15,777	7,842
Income before income taxes	68,688	41,538	238,643	165,771
Provision for (benefit from) income taxes	(2,463)	884	8,811	14,594
Net income	$71,151	$40,654	$229,832	$151,177

Net income attributable to common stockholders, basic and diluted:	$71,151	$40,654	$229,832	$151,177

Net income per share attributable to common stockholders:
Basic	$0.49	$0.29	$1.59	$1.08
Diluted	$0.45	$0.26	$1.47	$0.98

Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	145,667	141,652	144,244	140,311
Diluted	156,935	154,467	156,117	153,681
Other comprehensive income (loss):
Net change in unrealized gains (losses) on available-for- sale investments	$714	$(1,283)	$1,409	$(1,598)
Net change in cumulative foreign currency translation gain (loss)	1,453	1,860	(2,081)	3,086
Comprehensive income	$73,318	$41,231	$229,160	$152,665

(5) Includes stock-based compensation as follows:

Cost of revenues:
Cost of subscription services	$387	$353	$1,553	$1,448
Cost of professional services and other	2,808	2,366	10,575	8,476
Research and development	5,856	4,866	22,138	17,782
Sales and marketing	4,638	4,138	18,381	16,288
General and administrative	6,089	3,140	23,778	10,055
Total stock-based compensation	$19,778	$14,863	$76,425	$54,049

* Prior-period information has been restated for the adoption of ASU 2014-09, “Revenue from Contracts with Customers” (Topic 606), which was adopted on February 1, 2018.

® 2019 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	6

VEEVA SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three months ended January 31,		Fiscal year ended January 31,
	2019	2018	2019	2018
		*As adjusted		*As adjusted
Cash flows from operating activities
Net income	$71,151	$40,654	$229,832	$151,177
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,594	3,656	14,071	14,277
Amortization of premiums (accretion of discount) on short-term investments	(1,051)	182	(2,431)	1,389
Stock-based compensation	19,778	14,863	76,425	54,049
Amortization of deferred costs	4,681	4,309	18,378	16,647
Deferred income taxes	(10,733)	2,196	(8,091)	1,209
(Gain) Loss on foreign currency from market-to-market derivative	5	146	(177)	265
Bad debt expense (recovery)	(64)	27	198	(242)
Changes in operating assets and liabilities:
Accounts receivable	(213,348)	(158,271)	(78,995)	(47,799)
Unbilled accounts receivable	1,867	1,002	(4,774)	(4,329)
Deferred costs	(7,515)	(6,862)	(18,941)	(18,795)
Income taxes	112	(6,583)	637	(2,520)
Other current and long-term assets	(1,035)	(943)	(10,562)	(2,493)
Accounts payable	(1,698)	(321)	1,822	1,396
Accrued expenses and other current liabilities	4,661	5,200	963	7,149
Deferred revenue	160,032	100,814	89,416	58,240
Other long-term liabilities	1,436	1,368	3,056	3,818
Net cash provided by operating activities	31,873	1,437	310,827	233,438
Cash flows from investing activities
Purchases of short-term investments	(137,309)	(87,139)	(726,379)	(437,858)
Maturities and sales of short-term investments	184,382	91,522	632,329	294,705
Purchases of property and equipment	(2,882)	(1,503)	(8,440)	(9,633)
Capitalized internal-use software development costs	(370)	(400)	(1,379)	(1,734)
Net cash used in investing activities	43,821	2,480	(103,869)	(154,520)
Cash flows from financing activities
Proceeds from exercise of common stock options	6,182	3,610	25,910	20,773
Net cash provided by financing activities	6,182	3,610	25,910	20,773
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	1,453	1,861	(2,077)	3,089
Net change in cash, cash equivalents, and restricted cash	83,329	9,388	230,791	102,780
Cash, cash equivalents, and restricted cash at beginning of period	468,849	311,999	321,387	218,607
Cash, cash equivalents, and restricted cash at end of period	$552,178	$321,387	$552,178	$321,387

* Prior-period information has been restated for the adoption of ASU 2014-09, “Revenue from Contracts with Customers” (Topic 606), and ASU 2016-18, “Statement of Cash Flows, Restricted Cash,” both of which were adopted on February 1, 2018.

® 2019 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	7

Non-GAAP Financial Measures

In Veeva’s public disclosures, Veeva has provided non-GAAP measures, which it defines as financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, Veeva uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing its financial results. For the reasons set forth below, Veeva believes that excluding the following items from its non-GAAP financial measures provides information that is helpful in understanding its operating results, evaluating its future prospects, comparing its financial results across accounting periods, and comparing its financial results to its peers, many of which provide similar non-GAAP financial measures.

•

Stock-based compensation expenses. Veeva excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that Veeva excludes from its internal management reporting processes. Veeva’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Veeva believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.

•

Amortization of purchased intangibles. Veeva incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is a non-cash expense and is inconsistent in amount and frequency because it is significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. Because these costs have already been incurred and cannot be recovered, and are non-cash expenses, Veeva excludes these expenses for its internal management reporting processes. Veeva’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to Veeva’s revenues earned during the periods presented and will contribute to Veeva’s future period revenues as well.

•

Capitalization of internal-use software development expenses and the subsequent amortization of the capitalized expenses. Veeva capitalizes certain costs incurred for the development of computer software for internal use and then amortizes those costs over the estimated useful life. Capitalization and amortization of software development costs can vary significantly depending on the timing of products reaching technological feasibility and being made generally available. Veeva’s internal management reporting processes exclude both the capitalization of software (which would otherwise result in a reduction in net research and development operating expenses) and the amortization of capitalized software (which would otherwise result in an increase in cost of subscription revenues) when preparing budgets, plans and reviewing internal performance. Moreover, because of the variety of approaches taken and the subjective assumptions made by other companies in this area, Veeva believes that excluding the effects of capitalized software costs allows investors to make more meaningful comparisons between our operating results and those of other companies.

•

Deferred compensation associated with the Zinc Ahead business acquisition. The Zinc Ahead share purchase agreement, as revised, called for share purchase consideration to be deferred and paid at a rate of one-third of the deferred consideration amount per year to certain former Zinc Ahead employee shareholders and option holders who remain employed with Veeva on each deferred consideration payment date. In accordance with GAAP, these payments are being accounted for as deferred compensation and the expense is recognized over the requisite service period. Veeva’s management views this deferred compensation expense as an unusual acquisition cost associated with the Zinc Ahead acquisition and finds it useful to exclude it in order to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods. Veeva believes excluding this deferred compensation expense from its non-GAAP measures may allow investors to make more meaningful comparisons between its recurring operating results and those of other companies.

® 2019 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	8

•

Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded from the non-GAAP measures relate to the imputed tax impact on the difference between GAAP and non-GAAP costs and expenses due to stock-based compensation, purchased intangibles, capitalized internal-use software, and deferred compensation associated with the Zinc Ahead business acquisition for GAAP and non-GAAP measures.

There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by Veeva’s management about which items are adjusted to calculate its non-GAAP financial measures. Veeva compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Veeva encourages its investors and others to review its financial information in its entirety, not to rely on any single financial measure to evaluate its business, and to view its non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

® 2019 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	9

The following tables reconcile the specific items excluded from GAAP metrics in the calculation of non-GAAP metrics for the periods shown below:

VEEVA SYSTEMS INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Dollars in thousands)

(Unaudited)

	Three months ended January 31,		Fiscal year ended January 31,
	2019	2018	2019	2018
		*As adjusted		*As adjusted
Cost of subscription services revenues on a GAAP basis	$29,615	$29,769	$117,009	$110,465
Stock-based compensation expense	(387)	(353)	(1,553)	(1,448)
Amortization of purchased intangibles	(690)	(924)	(3,087)	(3,911)
Amortization of internal-use software	(246)	(166)	(704)	(619)
Cost of subscription services revenues on a non-GAAP basis	$28,292	$28,326	$111,665	$104,487

Gross margin on subscription services revenues on a GAAP basis	84.5%	80.4%	83.2%	80.3%
Stock-based compensation expense	0.2	0.2	0.2	0.2
Amortization of purchased intangibles	0.4	0.7	0.4	0.7
Amortization of internal-use software	0.1	0.1	0.1	0.1
Gross margin on subscription services revenues on a non- GAAP basis	85.2%	81.4%	83.9%	81.3%

Cost of professional services and other revenues on a GAAP basis	$34,911	$29,142	$128,272	$100,957
Stock-based compensation expense	(2,808)	(2,366)	(10,575)	(8,476)
Deferred compensation associated with Zinc Ahead acquisition	—	(6)	(14)	(22)
Cost of professional services and other revenues on a non- GAAP basis	$32,103	$26,770	$117,683	$92,459

Gross margin on professional services and other revenues on a GAAP basis	16.2%	14.4%	23.5%	23.0%
Stock-based compensation expense	6.8	6.9	6.3	6.5
Gross margin on professional services and other revenues on a non-GAAP basis	22.9%	21.3%	29.8%	29.5%

Gross profit on a GAAP basis	$167,797	$127,073	$616,929	$479,137
Stock-based compensation expense	3,195	2,719	12,128	9,924
Amortization of purchased intangibles	690	924	3,087	3,911
Amortization of internal-use software	246	166	704	619
Deferred compensation associated with Zinc Ahead acquisition	—	6	14	22
Gross profit on a non-GAAP basis	$171,928	$130,888	$632,862	$493,613

Gross margin on total revenues on a GAAP basis	72.2%	68.3%	71.6%	69.4%
Stock-based compensation expense	1.4	1.5	1.4	1.4
Amortization of purchased intangibles	0.3	0.5	0.3	0.6
Amortization of internal-use software	0.1	0.1	0.1	0.1
Gross margin on total revenues on a non-GAAP basis	74.0%	70.4%	73.4%	71.5%

Research and development expense on a GAAP basis	$42,759	$36,993	$158,783	$132,017
Stock-based compensation expense	(5,856)	(4,866)	(22,138)	(17,782)
Capitalization of internal-use software	370	400	1,378	1,733
Deferred compensation associated with Zinc Ahead acquisition	—	(108)	(289)	(435)
Research and development expense on a non-GAAP basis	$37,273	$32,419	$137,734	$115,533

Sales and marketing expense on a GAAP basis	$38,561	$34,678	$148,867	$128,781
Stock-based compensation expense	(4,638)	(4,138)	(18,381)	(16,288)
Amortization of purchased intangibles	(977)	(977)	(3,878)	(3,879)
Deferred compensation associated with Zinc Ahead acquisition	—	(17)	(40)	(60)
Sales and marketing expense on a non-GAAP basis	$32,946	$29,546	$126,568	$108,554

General and administrative expense on a GAAP basis	$23,479	$16,898	$86,413	$60,410
Stock-based compensation expense	(6,089)	(3,140)	(23,778)	(10,055)
Deferred compensation associated with Zinc Ahead acquisition	—	(3)	—	(15)
General and administrative expense on a non-GAAP basis	$17,390	$13,755	$62,635	$50,340

* Prior-period information has been restated for the adoption of ASU 2014-09, “Revenue from Contracts with Customers” (Topic 606), which was adopted on February 1, 2018.

® 2019 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	10

VEEVA SYSTEMS INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)

(Dollars in thousands, except per share data)

(Unaudited)

	Three months ended January 31,		Fiscal year ended January 31,
	2019	2018	2019	2018
		*As adjusted		*As adjusted
Operating expense on a GAAP basis	$104,799	$88,569	$394,063	$321,208
Stock-based compensation expense	(16,583)	(12,144)	(64,297)	(44,125)
Amortization of purchased intangibles	(977)	(977)	(3,878)	(3,879)
Capitalization of internal-use software	370	400	1,378	1,733
Deferred compensation associated with Zinc Ahead acquisition	—	(128)	(329)	(510)
Operating expense on a non-GAAP basis	$87,609	$75,720	$326,937	$274,427

Operating income on a GAAP basis	$62,998	$38,504	$222,866	$157,929
Stock-based compensation expense	19,778	14,863	76,425	54,049
Amortization of purchased intangibles	1,667	1,901	6,965	7,790
Capitalization of internal-use software	(370)	(400)	(1,378)	(1,733)
Amortization of internal-use software	246	166	704	619
Deferred compensation associated with Zinc Ahead acquisition	—	134	343	532
Operating income on a non-GAAP basis	$84,319	$55,168	$305,925	$219,186

Operating margin on a GAAP basis	27.1%	20.7%	25.8%	22.9%
Stock-based compensation expense	8.5	8.0	8.9	7.7
Amortization of purchased intangibles	0.7	1.0	0.8	1.1
Capitalization of internal-use software	(0.1)	(0.2)	(0.1)	(0.2)
Amortization of internal-use software	0.1	0.1	0.1	0.1
Deferred compensation associated with Zinc Ahead acquisition	—	0.1	—	0.1
Operating margin on a non-GAAP basis	36.3%	29.7%	35.5%	31.7%

Net income on a GAAP basis	$71,151	$40,654	$229,832	$151,177
Stock-based compensation expense	19,778	14,863	76,425	54,049
Amortization of purchased intangibles	1,667	1,901	6,965	7,790
Capitalization of internal-use software	(370)	(400)	(1,378)	(1,733)
Amortization of internal-use software	246	166	704	619
Deferred compensation associated with Zinc Ahead acquisition	—	134	343	532
Income tax effect on non-GAAP adjustments(1)	(21,365)	(19,487)	(58,747)	(64,866)
Net income on a non-GAAP basis	$71,107	$37,831	$254,144	$147,568

Diluted net income per share on a GAAP basis	$0.45	$0.26	$1.47	$0.98
Stock-based compensation expense	0.13	0.10	0.49	0.35
Amortization of purchased intangibles	0.01	0.01	0.05	0.05
Capitalization of internal-use software	—	—	—	(0.01)
Amortization of internal-use software	—	—	—	—
Deferred compensation associated with Zinc Ahead acquisition	—	—	—	—
Income tax effect on non-GAAP adjustments(1)	(0.14)	(0.13)	(0.38)	(0.41)
Diluted net income per share on a non-GAAP basis	$0.45	$0.24	$1.63	$0.96

* Prior-period information has been restated for the adoption of ASU 2014-09, “Revenue from Contracts with Customers” (Topic 606), which was adopted on February 1, 2018.

(1) For the three months and year ended January 31, 2019, management used an estimated annual effective non-GAAP tax rate of 21.0%. In the same period last year, management used an estimated annual effective non-GAAP tax rate of 35.0%.

® 2019 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	11